UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2026

Select Water Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38066	81-4561945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 North I-35 Gainesville, TX 76240
(address of principal executive offices) (zip code)

(940) 668-1818

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	WTTR	New York Stock Exchange NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On September 24, 2026, Select Water Solutions, LLC (“Purchaser”), an indirect subsidiary of Select Water Solutions, Inc. (NYSE: WTTR) (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Pilot OFS Holdings LLC (“Pilot OFS”), Minerva Infrastructure IA LLC (“Minerva” and, together with Pilot OFS, each a “Seller” and collectively the “Sellers”) and certain other parties for limited purposes pursuant to which the Purchaser has agreed to acquire from the Sellers all of the issued and outstanding membership interests of Pilot Water Solutions LLC (the “Target Company” and such acquisition, the “Pilot Acquisition”).

Under the terms and conditions of the Purchase Agreement, the Sellers will receive (a) aggregate consideration consisting of (i) a cash purchase price of $600 million (as such amount may be adjusted in accordance with the Purchase Agreement for customary purchase price adjustments) and (ii) a number of shares of Class A common stock, $0.01 par value per share, of the Company (“Company Class A Common Stock”) (rounded up to the nearest whole share) equal to (A) $100 million divided by (B) the 30-day volume-weighted average price of the Company Class A Common Stock immediately prior to the closing date (such price, the “Closing Share Price” and such shares, the “Equity Consideration”) and (b) a $15 million contingent payment, payable upon the satisfaction of certain operational milestones, in each case, in accordance with the terms and conditions set forth in the Purchase Agreement. In addition, the Purchase Agreement provides that if the 30-day volume-weighted average price of the Company Class A Common Stock as of the six-month anniversary of the closing date (such date, the “Measurement Date” and such price, the “Measurement Date Share Price”) is less than the Closing Share Price, Purchaser will make (or cause to be made) a true-up payment to Pilot OFS in cash in an amount equal to (x) (a) the difference between the Closing Share Price and the Measurement Date Share Price multiplied by (b) the number of shares of Company Class A Common Stock delivered to Pilot OFS at closing, minus (y) any cash dividends received or declared (if the record date occurs prior to the Measurement Date) on the Equity Consideration from the closing through the Measurement Date.

The Sellers and the Purchaser have made customary representations and warranties in the Purchase Agreement. The Purchase Agreement also contains customary covenants and agreements, including, among others, covenants and agreements relating to (a) the conduct of the Sellers’ and the Target Company’s business during the period between the execution of the Purchase Agreement and closing of the Purchase Agreement and the transactions contemplated thereby (the “Transaction”), and (b) the efforts of the parties to cause the Transaction to be completed, including obtaining any required governmental approval and causing any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), to expire or terminate.

The Transaction is subject to the satisfaction or waiver of customary closing conditions, including regulatory approvals. The Transaction is currently expected to close in the fourth quarter of 2026.

The Purchase Agreement contains certain customary termination rights for the Purchaser and the Sellers. In certain circumstances where Purchaser has committed certain breaches, the Sellers may be entitled to an aggregate termination fee of $35 million as their sole and exclusive remedy.

In connection with, and concurrently with the entry into, the Purchase Agreement, SES Holdings, LLC, a parent company of the Purchaser, entered into debt commitment letters on September 24, 2026 with certain financing sources who have committed, subject to satisfaction of certain customary terms and conditions, to provide the Company with debt financing sufficient to consummate the transactions under the Purchase Agreement (the “Debt Financing”).

The Purchase Agreement has been included with this Current Report on Form 8-K (this “Current Report”) to provide investors and security holders with information regarding the terms of the transactions contemplated therein. It is not intended to provide any other factual information about the Company, the Purchaser, the Sellers or the Target Company. The representations, warranties, covenants and agreements contained in the Purchase Agreement, which are made only for purposes of the Purchase Agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Company security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Purchaser, the Sellers or the Target Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is subject to and qualified in its entirety by reference to the copy of the Purchase Agreement, substantially in the form attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02. The issuance of the Equity Consideration to Pilot OFS will be completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering. The Company will rely on this exemption from registration based in part on representations made by Pilot OFS.

Item 7.01.	Regulation FD Disclosure.

On September 24, 2026, the Company issued a news release and posted an investor presentation announcing the Transaction. A copy of the press release and investor presentation are attached hereto, respectively, as Exhibits 99.1 and 99.2 and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01.	Other Items.

As previously disclosed, the Company has been evaluating strategic alternatives for the Peak Rentals business, which holds an accommodations and rentals platform, including distributed power solutions, in addition to well testing and flowback operations.

On September 23, 2026, in a transaction unrelated to the Pilot Acquisition, certain subsidiaries of the Company sold an indirect 55% interest (the “Peak Interest”) in Peak Rentals HoldCo, LLC (“Peak”), pursuant to a securities purchase agreement and related transaction documents (the “Peak Transaction”), and received (i) approximately $41.5 million in cash proceeds, as adjusted by customary purchase price adjustments, and (ii) a $35.3 million seller note. Following the Peak Transaction, the Company will retain a 45% indirect interest in Peak, and the Peak Rentals business will no longer be reflected in the Company’s financial results.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
2.1#†	Membership Interest Purchase Agreement, dated as of September 24, 2026, by and among Select Water Solutions, LLC, Pilot OFS Holdings LLC, Minerva Infrastructure IA LLC and, for the limited purposes therein, Pilot Travel Centers LLC.
99.1	Press Release Announcing the Transaction, dated September 24, 2026.
99.2	Investor Presentation, dated September 25, 2026.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

#	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.
†	Portions of this exhibit have been redacted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The registrant hereby undertakes to provide an unredacted copy on a supplemental basis upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT WATER SOLUTIONS, INC.
Date: September 24, 2026
	By:	/s/ Christopher K. George
	Name:	Christopher K. George
	Title:	Executive Vice President and Chief Financial Officer

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